Exhibit 99
[LOGO]		News Release
First Midwest Bancorp 300 Park Blvd., Suite 405 P.O. Box 459 Itasca, Illinois 60143-9768 (630) 875-7450
FOR IMMEDIATE RELEASE	CONTACT:	Donald J. Swistowicz (630) 875-7460 www.firstmidwest.com
	TRADED: SYMBOL:	Nasdaq FMBI

FIRST MIDWEST REPORTS FIRST QUARTER 2001 UP 6.8%

ITASCA, IL, APRIL 18, 2001 - First Midwest Bancorp, Inc. (Nasdaq: FMBI) today reported financial results for the first quarter ended March 31, 2001. Performance highlights included:

o      6.8% increase in net income per share

o      Net interest margin up 16 basis points

o      Average loans up 8.5%; deposits up 3.4%

o      Noninterest income up 15.1%; noninterest expense down 5.5%

o      Efficiency ratio at record 51.4%

First Midwest today reported net income for first quarter ended March 31, 2001 increased to $19.3 million, or $0.47 per diluted share, as compared to 2000's like quarter of $18.1 million, or $0.44 per diluted share, representing an increase of 6.8% on a per diluted share basis. Performance for first quarter of 2001 resulted in annualized returns on average assets and equity of 1.36% and 17.1%, respectively, as compared to returns of 1.30% and 19.9% for the like quarter of 2000.

Book value per share as of March 31, 2001 was $11.43 as compared to $9.34 a year ago for an increase of $2.09 or 22.4%. The increase in book value was related in significant part to the improvement in the market value of the available for sale securities portfolio resulting in an increase in that component of stockholders' equity of approximately $50 million as of March 31, 2001 as compared to the year earlier level. Further, the approximate $82 million increase in total stockholders' equity at March 31, 2001 over the year earlier level explains the reduction in return on average equity for the quarter just ended.

First Midwest continued to experience growth in both average loans and deposits during the first quarter of 2001 versus last year's like quarter. Total average loans increased by 8.5% in the first quarter of 2001 as compared to last year's like quarter with total average deposits increasing by 3.4% for the same comparative periods. Growth in average loans was experienced across all categories except real estate 1-4 family loans where the continued decline in market interest rates for residential mortgages resulted in higher than normal paydowns. The increase in average deposits enabled First Midwest to reduce its reliance on higher cost wholesale funding with the latter decreasing by 6.7% on average in the first quarter 2001 as compared to the prior year's quarter.

The combination of continued loan growth and reduced wholesale funding positively impacted the net interest margin in the first quarter of 2001. The net interest margin for the quarter was 3.77%, reflecting a 16 basis point improvement from the 3.61% reported for the fourth quarter of 2000 and, importantly, representing the first linked-quarter improvement in net interest margin since the second quarter of 1999. Further improvement in net interest margin is projected, assuming no material change in the anticipated economic climate and monetary policy.

Credit quality ratios moderated somewhat at March 31, 2001 from the historically low levels achieved at year-end 2000. The ratio of nonperforming loans to total loans increased by 7 basis points to .68% from .61% at year end 2000 while net loan charge-offs to average loans increased to .39% for first quarter 2001 as compared to .23% for fourth quarter 2000. Charge-offs for the current quarter included write downs of $750,000 on two loans carried as nonperforming since last year that are in the process of rehabilitation; these write downs represent 9 basis points of the quarter's total 39 basis point charge-off ratio. As a result of the forgoing and the quarter's loan growth, a provision for loan losses of some $3.5 million was made for the quarter that more than covered net charge-offs and maintained the reserve at year end 2000's 1.39% of loans.

Total noninterest income for first quarter 2001 grew by 15.1% over 2000's like quarter. The year-to-year improvement occurred primarily in the three major categories of service charges on deposits, trust and investment management fees and other service charges and fees, with these categories in aggregate improving by 13% as compared to the year ago quarter. Corporate owned life insurance income increased by approximately $845,000 resulting from higher outstanding balances and the renegotiation of certain terms of the underlying insurance policies to achieve improved earnings rates. As projected, the increase in total noninterest income moderated somewhat on a linked-quarter basis with first quarter 2001 increasing by 1.5% over fourth quarter 2000.

Noninterest expenses for first quarter 2001 continued to be vigorously controlled resulting in a record low efficiency ratio of 51.4% as compared to 54.6% in last year's like quarter and 53.1% for full year 2000. Total noninterest expenses declined by approximately $2 million, or 5.5%, as compared to 2000's like quarter. Across-the-board cost containment measures resulted in the year-over-year improvement with the major reductions being realized in the categories of salaries and benefits, technology and other expenses. Offsetting such declines was a seasonal increase in occupancy expense resulting from approximately $500,000 in increased snow removal and related costs as well as higher utility costs.

During the first quarter 2001, First Midwest repurchased approximately 187,000 shares of its common stock and on April 3rd completed the 3 million share authorization approved by its Board of Directors in February 1999. First Midwest has approximately 1.48 million shares remaining under its current repurchase authorization.

Looking to the balance of 2001, First Midwest is comfortable with its earlier provided guidance (4th Quarter 2000 Earnings Press Release, January 18, 2001) implying full year 2001 diluted earnings per share growth of 7% to 9%, with growth in the first half at the lower end of the range and that in the second half at the higher end. Current expectations continue to be qualified by the significant economic, monetary and fiscal uncertainties confronting First Midwest and businesses generally.

With assets of approximately $5.8 billion, First Midwest is the largest independent and one of the overall largest banking companies in the highly attractive suburban Chicago banking market. As the premier independent suburban Chicago banking company, First Midwest provides commercial banking, trust, investment management, mortgage and related financial services to a broad array of customers through 73 offices located in more than 40 communities.

Safe Harbor Statement

Statements made in this Press Release which are not purely historical are forward-looking statements with respect to the goals, plan objectives, intentions, expectations, financial condition, results of operations, future performance and business of First Midwest, including, without limitation, (i) loan and deposit growth, net interest income and margin, wholesale funding sources, provision and reserve for loan losses, nonperforming loan levels and net charge-offs, noninterest income and expenses, and diluted earnings per share growth rates for 2001, and (ii) statements preceded by, followed by or that include the words "may", "would", "could", "should", "expects", "projects", "anticipates", "believes", "estimates", "plans", "intends", "targets" or similar expressions.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond First Midwest's control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following, in addition to those contained in First Midwest's reports on file with the Securities and Exchange Commission: general economic or industry conditions, nationally and/or in the communities in which First Midwest conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, deposit flows, cost of funds, demand for loan products, demand for financial services, competition, changes in the quality or composition of First Midwest's loan and investment portfolios, changes in accounting principals, policies or guidelines, other economic, competitive, governmental, regulatory and technical factors affecting First Midwest's operations, products, services and prices.

Accordingly, results actually achieved may differ materially from expected results in these statements. Forward-looking statements speak only as of the date they are made. First Midwest does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

Financial Statements and Tables
Accompanying this Press Release is the following unaudited financial data:

o   Operating Highlights and Stock Performance (1 page)

o   Condensed Consolidated Statements of Condition (1 page)

o   Condensed Consolidated Statements of Income (1 page)

o   Selected Quarterly Information (1 page)

Press Release Available on Website

This Press Release and the accompanying unaudited financial data, as well as certain additional unaudited Selected Financial Information (totalling 3 pages), are available through the "Investor Relations" section on First Midwest's website at www.firstmidwest.com.

First Midwest Bancorp, Inc.	Press Release Dated April 18, 2001

Operating Highlights	Quarters Ended March 31,
Unaudited - Accuracy and Completeness Not Guaranteed
($s in thousands except per share data)	2001		2000

Net income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 19,324		$ 18,140
Diluted earnings per share. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 0.47		$ 0.44
Return on average equity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	17.06%		19.85%
Return on average assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1.36%		1.30%
Net interest margin. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3.77%		3.96%
Efficiency ratio. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	51.35%		54.61%

Stock Performance	Quarters Ended March 31,
Unaudited - Accuracy and Completeness Not Guaranteed
	2001		2000
Market Price, Quarters Ended:
Quarter End. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 28.15		$ 24.25
High. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 29.25		$ 26.44
Low . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 25.81		$ 21.00
Book value per share. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 11.43		$ 9.34
Market price to book value. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2.5	x	2.6	x
Market price to analysts' estimated 2001 earnings. . . . . . . . . . . . . . . . . . . . . . . . . . . . .	14.22	x	N/A
Quarterly dividend declared per share. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 0.20		$ 0.18
Shares outstanding, in thousands. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	40,726		41,129

First Midwest Bancorp, Inc.	Press Release Dated April 18, 2001

Condensed Consolidated Statements of Condition
Unaudited - Accuracy and Completeness Not Guaranteed	March 31,
($s in thousands)	2001	2000
Assets
Cash and due from banks. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 186,525	$ 167,013
Funds sold and other short-term investments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	12,547	8,482
Securities available for sale. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1,937,236	2,175,264
Securities held to maturity, at amortized cost. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	95,940	43,087
Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3,279,473	3,082,291
Reserve for loan losses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	(45,421)	(42,984)
Net loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3,234,052	3,039,307
Premises, furniture and equipment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	81,178	81,035
Investment in corporate owned life insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	129,858	111,766
Accrued interest receivable and other assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	93,552	142,770
Total assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 5,770,888	$ 5,768,724
Liabilities and Stockholders' Equity
Deposits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 4,145,613	$ 4,024,298
Borrowed funds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1,099,028	1,294,435
Accrued interest payable and other liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	60,756	66,011
Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	5,305,397	5,384,744
Common stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	455	455
Additional paid-in capital. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	77,908	81,611
Retained earnings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	499,048	453,440
Accumulated other comprehensive income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	4,821	(45,369)
Treasury stock, at cost . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	(116,741)	(106,157)
Total stockholders' equity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	465,491	383,980
Total liabilities and stockholders' equity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 5,770,888	$ 5,768,724

First Midwest Bancorp, Inc.	Press Release Dated April 18, 2001

Condensed Consolidated Statements of Income	Quarters Ended March 31,
Unaudited - Accuracy and Completeness Not Guaranteed
($s in thousands except per share data)	2001	2000
Interest Income
Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 69,212	$ 64,535
Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	33,236	34,705
Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	193	233
Total interest income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	102,641	99,473
Interest Expense
Deposits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	40,117	34,569
Borrowed funds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	15,636	16,712
Total interest expense. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	55,753	51,281
Net interest income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	46,888	48,192
Provision for Loan Losses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3,458	1,962
Net interest income after provision for loan losses. . . . . . . . . . . . . . . . . . . . . . . . . . . . .	43,430	46,230
Noninterest Income
Service charges on deposit accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	5,492	4,989
Trust and investment management fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2,673	2,478
Other service charges, commissions, and fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	4,267	3,538
Mortgage banking revenues . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	--	405
Corporate owned life insurance income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2,268	1,423
Securities gains (losses), net. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	704	(8)
Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1,522	1,883
Total noninterest income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	16,926	14,708
Noninterest Expense
Salaries and employee benefits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	18,438	19,539
Occupancy expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	4,114	3,467
Equipment expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1,954	2,056
Technology and related costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2,541	2,998
Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	8,046	9,073
Total noninterest expense. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	35,093	37,133
Income before taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	25,263	23,805
Income tax expense. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	5,939	5,665
Net Income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 19,324	$ 18,140
Diluted Earnings Per Share. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 0.47	$ 0.44
Dividends Declared Per Share. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 0.20	$ 0.18

First Midwest Bancorp, Inc.		Press Release Dated April 18, 2001
Selected Quarterly Information

Key Financial Data
Unaudited - Accuracy and Completeness Not Guaranteed	Year to Date			Quarters Ended
	3/31/01	3/31/00	3/31/01	12/31/00	9/30/00	6/30/00	3/31/00
Diluted earnings per share. . . . . . . . . . . . . . . . . . .	$ 0.47	$ 0.44	$ 0.47	$ 0.47	$ 0.47	$ 0.45	$ 0.44
Dividends per share. . . . . . . . . . . . . . . . . . . . . . . .	0.20	0.18	0.20	0.20	0.18	0.18	0.18

Return on average equity. . . . . . . . . . . . . . . . . . . .	17.06%	19.85%	17.06%	18.25%	19.10%	19.62%	19.85%
Return on average assets. . . . . . . . . . . . . . . . . . . .	1.36%	1.30%	1.36%	1.31%	1.30%	1.29%	1.30%
Net interest margin. . . . . . . . . . . . . . . . . . . . . . . .	3.77%	3.96%	3.77%	3.61%	3.66%	3.84%	3.96%
Efficiency ratio. . . . . . . . . . . . . . . . . . . . . . . . . . .	51.35%	54.61%	51.35%	51.77%	51.96%	54.00%	54.61%

Asset Quality
Unaudited - Accuracy and Completeness Not Guaranteed	Year to Date			Quarters Ended
($s in thousands)	3/31/01	3/31/00	3/31/01	12/31/00	9/30/00	6/30/00	3/31/00
Nonaccrual loans. . . . . . . . . . . . . . . . . . . . . . . . . .	$ 22,453	$ 19,137	$ 22,453	$ 19,849	$ 20,313	$ 19,838	$ 19,137
Foreclosed real estate. . . . . . . . . . . . . . . . . . . . . . .	1,246	907	1,246	1,337	2,467	1,295	907
Loans past due 90 days and still accruing. . . . . . .	5,339	6,226	5,339	7,045	6,217	6,009	6,226
Nonperforming loans to loans . . . . . . . . . . . . . . . .	0.68%	0.62%	0.68%	0.61%	0.62%	0.62%	0.62%
Nonperforming assets to loans
plus foreclosed real estate. . . . . . . . . . . . . . . . .	0.72%	0.65%	0.72%	0.65%	0.69%	0.66%	0.65%
Reserve for loan losses to loans. . . . . . . . . . . . . . .	1.39%	1.39%	1.39%	1.39%	1.37%	1.38%	1.39%
Reserve for loan losses to nonperforming loans. .	202%	225%	202%	227%	222%	222%	225%
Provision for loan losses. . . . . . . . . . . . . . . . . . . .	$ 3,458	$ 1,962	$ 3,458	$ 1,995	$ 2,625	$ 2,512	$ 1,962
Net loan charge-offs. . . . . . . . . . . . . . . . . . . . . . .	3,130	1,623	3,130	1,951	1,688	1,384	1,623
Net loan charge-offs to average loans. . . . . . . . . .	0.39%	0.22%	0.39%	0.23%	0.21%	0.18%	0.22%